Exhibit (a)(iii)

PIA MUTUAL FUND

SUPPLEMENTAL DECLARATION OF TRUST

        SUPPLEMENTAL DECLARATION OF TRUST made January 31, 2005 to DECLARATION OF TRUST made January 6, 1984 (the “Declaration of Trust”) of PIA Mutual Fund (the “Trust”);

        WHEREAS, paragraph 13 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend the Declaration of Trust to effect a change in the name of the Trust by making a Supplemental Declaration of Trust, if authorized by vote of the Trustees; and

        WHEREAS, the making of this Supplemental Declaration of Trust was duly authorized by the Trustees on September 28, 2004; and

        WHEREAS, paragraph 13 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

        WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

        NOW, THEREFORE, the Declaration of Trust is amended as set forth below, effective as of 12:01 a.m., Eastern Standard Time, February 14, 2005.

1. Article FIRST is amended to read in its entirety as follows:

FIRST: This Trust shall be known as OCM MUTUAL FUND.

2. Paragraph 2 of Article SECOND is amended to read in its entirety as follows:

2. The “Trust” refers to OCM MUTUAL FUND.

        IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees on the 31st day of January, 2005.

PIA MUTUAL FUND AND THE TRUSTEES THEREOF
By:	/s/ Jacklyn A. Orrell
Jacklyn A. Orrell Secretary

        THE UNDERSIGNED, Secretary of PIA Mutual Fund who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges, in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and its Trustees and further certifies that to the best of her information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Jacklyn A. Orrell
Jacklyn A. Orrell

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ALAMEDA	)

        On this 31st day of January, 2005, before me personally appeared Jacklyn A. Orrell, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.

/s/ Gene Pasqual
Notary Public

2